Exhibit 99.2

FIRST QUARTER 2014

SUPPLEMENTAL FINANCIAL INFORMATION

www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, DC region. Our focus is on acquiring properties that can benefit from our intensive property management, and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus Manager, Investor Relations (301) 986-9200 jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions and, if applicable, dispositions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Geographic Footprint

Earnings Release

CONTACT:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Manager, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS

FIRST QUARTER 2014 RESULTS

Achieves Ninth Consecutive Quarter of Positive Net Absorption

BETHESDA, MD. (April 24, 2014) – First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three months ended March 31, 2014.

First Quarter 2014 and Subsequent Highlights

•	Reported Core Funds From Operations of $13.4 million, or $0.22 per diluted share.

•	Executed 257,000 square feet of leases, including 145,000 square feet of new leases.

•	Signed an 82,000 square foot lease with the GSA at Atlantic Corporate Park, a 220,000 square foot office property, bringing the property to 81.3% leased.

•	Increased leased percentage on consolidated portfolio to 88.9% from 86.3% at March 31, 2013, and increased leased percentage on strategic hold portfolio to 93.1% from 89.8% at March 31, 2013.

•	In January, sold a three-property portfolio, totaling 342,000 square feet, located in Gaithersburg, Maryland, for net proceeds of $31.6 million.

•	In April, sold West Park, a 29,000 square-foot office building and Patrick Center, a 66,000 square-foot office building, for aggregate net proceeds of $13.8 million, bringing aggregate net proceeds from dispositions for the year to $45.4 million.

•	In April, acquired 1401 K Street, NW, a twelve-story, 117,000 square foot office building located in downtown Washington, D.C., for $58.0 million, which was partially funded with the assumption of an existing mortgage loan totaling $37.3 million.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “Our first quarter results provided the Company with a very strong start to 2014. We ended the quarter with solid leasing momentum, including signing a lease with the GSA at Atlantic Corporate Park, and as a result, delivered our ninth consecutive quarter of positive net absorption. We continued to improve our operating metrics, realized positive NOI growth, despite higher than normal snow removal costs, and closed on the acquisition of a high-quality, multi-story office building in downtown Washington, D.C. We continued to execute on the capital recycling strategy we have outlined, and we look forward to growing the office portion of our portfolio through selective, opportunistic acquisitions in the coming months.”

Funds From Operations (“FFO”) and Core FFO decreased for the three months ended March 31, 2014 compared with the same period in 2013 due to a reduction in net operating income as a result of the sale of the majority of the Company’s industrial properties in June 2013, the operations of which are presented in discontinued operations. The reduction in net operating income from the industrial portfolio sale was partially offset by improvements in net operating income on a same-property basis, as well as, a reduction in interest expense as the Company reduced its outstanding debt by approximately $284 million and decreased the weighted average interest rate on its total outstanding debt by 35 basis points since March 31, 2013.

Earnings Release - Continued

A reconciliation between Core FFO and FFO available to common shareholders for the three months ended March 31, 2014 and 2013 is presented below (in thousands, except per share amounts):

	Three Months Ended March 31,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$13,364	$0.22	$15,846	$0.30
Deferred abatement and straight-line amortization(1)	(1,045)	(0.02)	1,567	0.03
Acquisition costs	(68)	—	—	—
Legal costs associated with informal SEC inquiry	—	—	(336)	(0.01)

FFO available to common shareholders	$12,251	$0.20	$17,077	$0.32

Net (loss) income	$(1,443)		$1,963
Net loss attributable to common shareholders per diluted common share(2)	$(0.08)		$(0.02)

(1)	As the result of the sale of Girard Business Center and Gateway Center in January 2014, the Company accelerated the amortization of straight-line rents and deferred abatement related to those properties. For the three months ended March 31, 2013, the Company accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013. The property was sold in May 2013.
(2)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on the Company’s preferred shares to arrive at net loss attributable to common shareholders.

A reconciliation of net (loss) income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At March 31, 2014, the Company’s consolidated portfolio consisted of 137 buildings totaling 8.7 million square feet. The Company’s consolidated portfolio was 88.9% leased and 86.0% occupied at March 31, 2014 and 86.3% leased and 83.9% occupied at March 31, 2013. Year-over-year, the Company’s consolidated portfolio experienced a 260 basis-point increase in its leased percentage and a 210 basis-point increase in its occupied percentage. The Company’s strategic hold portfolio was 93.1% leased and 91.1% occupied at March 31, 2014 and 89.8% leased and 86.7% occupied at March 31, 2013. The Company’s value-add portfolio was 81.8% leased and 53.4% occupied at March 31, 2014 and 59.5% leased and 52.3% occupied at March 31, 2013. The Company’s non-core portfolio was 78.9% leased and 77.9% occupied at March 31, 2014 and 81.9% leased and 78.3% occupied at March 31, 2013.

During the first quarter of 2014, the Company executed 257,000 square feet of leases, which consisted of 145,000 square feet of new leases and 112,000 square feet of renewal leases. As a result, the Company delivered its ninth consecutive quarter of positive net absorption, which totaled 28,000 square feet in the first quarter of 2014. The Company’s executed new leases during the quarter included a 10-year lease for 82,000 square feet at Atlantic Corporate Park in Sterling, Virginia, which brings the property to 81.3% leased. Atlantic Corporate Park was vacant at the time of its acquisition in November 2010. The 112,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 53%.

Same-Property Net Operating Income (“Same-Property NOI”) increased 1.2% on an accrual basis for the three months ended March 31, 2014 compared with the same period in 2013. The increase in Same-Property NOI was primarily due to increases in occupancy at Three Flint Hill, located in Northern Virginia, and Crossways Commerce Center and Norfolk Commerce Park, which are both located in Southern Virginia. The Company reported positive Same-Property NOI growth for its Southern Virginia, Northern Virginia and Washington, D.C. regions. Same-Property NOI decreased

Earnings Release - Continued

for the Maryland region for the three months ended March 31, 2014 compared with the same period in 2013 as a result of a decrease in occupancy at Metro Park North. However, the decrease in Same-Property NOI for the Maryland region was partially offset by an increase in occupancy at Redland Corporate Center, which became fully occupied during the first quarter of 2014. During the three months ended March 31, 2014, the Company incurred an additional $600,000 of snow and ice removal costs, net of recoveries, in the same-property pool than in the first quarter of 2013. Excluding the impact of the additional snow and ice removal costs, the Company’s Same-Property NOI increased 3.5%.

A reconciliation of net (loss) income to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of the Company’s properties, as well as additional information regarding the Company’s results of operations, and the Company’s definition of “strategic hold,” “value add” and “non-core” as they relate to its portfolio, can be found in the Company’s First Quarter 2014 Supplemental Financial Information Report, which is posted on the Company’s website, www.first-potomac.com.

Acquisition

On April 8, 2014, the Company acquired 1401 K Street, NW, a twelve-story, 117,000 square foot office building in Washington, D.C. for $58.0 million. The property is currently 88% leased to 22 tenants. The acquisition was funded with the assumption of a $37.3 million mortgage loan, a $20.0 million draw under the Company’s unsecured revolving credit facility and available cash.

Dispositions

Consistent with the Company’s previously disclosed strategy of focusing on high-quality, multi-story office properties, the Company continued to dispose of certain non-core properties. In January 2014, the Company sold a portfolio of properties that consisted of Girard Business Center, a seven-building, 297,000 square foot business park, and Gateway Center, a two-building, 45,000 square foot office park, which are both located in Gaithersburg, Maryland, for aggregate net proceeds of $31.6 million. Proceeds from the sale were used to pay down outstanding debt. The Company reported a gain on the sale of the portfolio of $0.1 million in its first quarter results.

In April 2014, the Company sold West Park, a 29,000 square foot four-story office building, and Patrick Center, a 66,000 square foot seven-story office building, which are both located in Frederick, Maryland, for aggregate net proceeds of $13.8 million. As previously disclosed, the Company recorded an impairment charge of $2.2 million on West Park in the fourth quarter of 2013.

At March 31, 2014, the Company classified West Park and Patrick Center as “held-for-sale” on its consolidated balance sheet. The operating results of Girard Business Center, Gateway Center, West Park and Patrick Center for each of the periods presented in this press release and the gain on the sale of Girard Business Center and Gateway Center are reflected as discontinued operations in the Company’s consolidated statements of operations.

Mezzanine Loan Modification

In December 2010, the Company provided a $25.0 million mezzanine loan to the owners of 950 F Street, NW, a ten-story, 287,000 square foot, office/retail building located in Washington, D.C., which is secured by a portion of the owners’ interest in the property. The loan was pre-payable without penalty as of December 21, 2013. As previously disclosed, on January 10, 2014, the Company amended and restated the loan to increase the outstanding balance to $34.0 million and reduced the fixed interest rate from 12.5% to 9.75%. The amended and restated mezzanine loan matures on April 1, 2017 and is pre-payable in full on or after December 21, 2015. The $9.0 million increase in the loan was provided by a draw under the Company’s unsecured revolving credit facility.

Earnings Release - Continued

Balance Sheet

The Company had $671.1 million of debt outstanding at March 31, 2014 compared with $954.9 million of debt outstanding at March 31, 2013. Of the Company’s outstanding debt at March 31, 2014, $229.6 million was fixed-rate debt, $300.0 million was hedged variable-rate debt, and $141.5 million was unhedged variable-rate debt.

Dividends

On April 22, 2014, the Company declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on May 15, 2014 to common shareholders of record as of May 6, 2014. The Company also declared a dividend of $0.484375 per share on its Series A Preferred Shares. The dividend will be paid on May 15, 2014 to preferred shareholders of record as of May 6, 2014.

Core FFO Guidance

The Company reaffirmed its full-year 2014 Core FFO per share guidance of $0.92 to $1.00 per diluted share. In reaffirming its guidance, the Company has included all completed capital recycling activities as of the date of this release. As previously disclosed, the Core FFO guidance range is particularly wide as a result of potential additional capital recycling activities during 2014 (the assumptions of which are set forth in the footnotes to the table below). The following is a summary of the assumptions that the Company used in arriving at its guidance (unaudited, amounts in thousands except percentages and per share amounts):

Expected Ranges
Portfolio NOI

Properties Owned December 31, 2013	$104,000 - $107,000
Properties Sold(1)	(3,875)
Assumption for Additional Dispositions(2)	(2,000)
Properties Acquired(3)	2,400
Assumption for Additional Acquisitions(4)	2,475

Total NOI	$103,000 $106,000

Interest and Other Income	$6,500

FFO from Unconsolidated Joint Ventures	$4,750 - $5,250

Interest Expense(5)	$24,000 - $26,000

G&A	$20,000 - $22,000

Preferred Dividends	$12,400

Weighted Average Shares and Units	60,500 - 61,000

Year-End Occupancy(6)	88.0% - 89.5%

Same Property NOI – Accrual Basis(7)	2.5% - 4.0%

(1)	Reflects the disposition of Girard Business Center and Gateway Center which were sold in January 2014, and the disposition of West Park and Patrick Center, which were sold in April 2014.
(2)	Assumes $100 million of additional dispositions are made throughout 2014. This is solely an assumption for the purposes of providing guidance and is in addition to the properties sold as of the date hereof and listed in footnote (1) above. The Company has not identified any specific properties in its additional disposition guidance. As such, no properties in the assumed $100 million of additional dispositions were held-for-sale at March 31, 2014. In addition, the Company can provide no assurances regarding the timing or pricing of any potential dispositions, or that such dispositions will occur at all.
(3)	Reflects the anticipated 2014 NOI from the acquisition of 1401 K Street, NW, which the Company acquired on April 8, 2014.

Earnings Release - Continued

(4)	Reflects the assumed NOI contribution from additional acquisitions made throughout 2014, excluding the 2014 NOI from 1401 K Street, NW. However, the Company can provide no assurances regarding the timing or pricing of any potential acquisitions, or that such additional acquisitions will occur at all.
(5)	Assumes proceeds from properties sold, as well as the assumed additional dispositions are used to repay amounts outstanding under the Company’s unsecured revolving credit facility, and capital for additional acquisitions are drawn from the unsecured revolving credit facility, with the exception of the $37.3 million mortgage the Company assumed with the acquisition of 1401 K Street, NW.
(6)	Assumes Gateway Center, Girard Business Center, West Park and Patrick Center are the only 2014 dispositions, and 1401 K Street, NW is the only 2014 acquisition.
(7)	Assumes Gateway Center, Girard Business Center, West Park and Patrick Center are the only 2014 dispositions.

The Company’s guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2014	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.15)	$(0.09)
Real estate depreciation(1)	1.08	1.09
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.01)	—

Core FFO per diluted share	$0.92	$1.00

(1)	Includes the Company’s pro-rata share of depreciation from its unconsolidated joint ventures and depreciation related to the Company’s disposed properties.
(2)	Items excluded from Core FFO consist of the gains or losses associated with disposed properties, the costs associated with the informal SEC inquiry, if any, and acquisition costs.

Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on April 25, 2014 at 9:00 AM ET to discuss first quarter results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on April 25, 2014, until midnight ET on May 2, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13577954.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on April 25, 2014, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

Annual Meeting of Shareholders

First Potomac Realty Trust will hold its 2014 Annual Meeting of Shareholders on Tuesday, May 20, 2014, at 11:00 a.m. ET at the Company’s corporate headquarters at 7600 Wisconsin Avenue, 10th Floor in Bethesda, Maryland for shareholders of record as of the close of business on March 14, 2014. The Company’s proxy statement was filed on April 4, 2014 with the Securities and Exchange Commission.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of March 31, 2014, the Company’s consolidated portfolio totaled 8.7 million square feet. Based on annualized cash basis rent, the Company’s portfolio consists of 54% office properties and 46% business park and industrial properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange.

Earnings Release - Continued

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company also excludes any depreciation and amortization related to third parties from its consolidated joint ventures from its FFO calculation.

The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO – Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.

The Company’s presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO and Core FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.

NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Earnings Release - Continued

Same-Property NOI – Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods compared, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company’s operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company’s Same-Property NOI to net income from its consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding the Company’s 2014 Core FFO guidance and related assumptions, potential sales and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental	$31,940	$30,693
Tenant reimbursements and other	9,474	8,465

Total revenues	41,414	39,158

Operating expenses:
Property operating	12,898	10,311
Real estate taxes and insurance	4,269	4,511
General and administrative	5,196	5,267
Acquisition costs	68	—
Depreciation and amortization	15,104	13,987

Total operating expenses	37,535	34,076

Operating income	3,879	5,082

Other expenses, net:
Interest expense	5,812	9,958
Interest and other income	(1,759)	(1,530)
Equity in losses (earnings) of affiliates	227	(28)

Total other expenses, net	4,280	8,400

Loss from continuing operations	(401)	(3,318)

Discontinued operations:
(Loss) income from operations	(1,096)	5,281
Gain on sale of real estate property	54	—

(Loss) income from discontinued operations	(1,042)	5,281

Net (loss) income	(1,443)	1,963

Less: Net loss attributable to noncontrolling interests	195	59

Net (loss) income attributable to First Potomac Realty Trust	(1,248)	2,022

Less: Dividends on preferred shares	(3,100)	(3,100)

Net loss attributable to common shareholders	$(4,348)	$(1,078)

Earnings Release - Continued

	Three Months Ended March 31,
	2014	2013

Net loss attributable to common shareholders	$(4,348)	$(1,078)

Depreciation and amortization:
Real estate assets	15,104	13,987
Discontinued operations	455	2,921
Unconsolidated joint ventures	1,289	1,352
Consolidated joint ventures	—	(51)
Gain on sale of real estate property	(54)	—
Net loss attributable to noncontrolling interests in the Operating Partnership	(195)	(54)

Funds from operations available to common shareholders	$12,251	$17,077

Earnings Release - Continued

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Funds from operations (FFO)	$15,351	$20,177
Less: Dividends on preferred shares	(3,100)	(3,100)

FFO available to common shareholders	12,251	17,077
Deferred abatement and straight-line amortization	1,045	(1,567)
Acquisition costs	68	—
Legal costs associated with informal SEC inquiry	—	336

Core FFO	$13,364	$15,846

Basic and diluted earnings per common share:
Loss from continuing operations	$(0.06)	$(0.12)
(Loss) income from discontinued operations	(0.02)	0.10

Net loss	$(0.08)	$(0.02)

Weighted average common shares outstanding – basic and diluted	58,097	50,404

FFO available to common shareholders per share – basic and diluted	$0.20	$0.32

Core FFO per share – diluted	$0.22	$0.30

Weighted average common shares and units outstanding:
Basic	60,726	53,002
Diluted	60,794	53,106

Earnings Release - Continued

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets:
Rental property, net	$1,201,015	$1,203,299
Assets held-for-sale	12,564	45,861
Cash and cash equivalents	14,842	8,740
Escrows and reserves	3,669	7,673
Accounts and other receivables, net of allowance for doubtful accounts of $896 and $1,181, respectively	14,853	12,384
Accrued straight-line rents, net of allowance for doubtful accounts of $109 and $92, respectively	32,863	30,332
Notes receivable, net	63,782	54,696
Investment in affiliates	48,818	49,150
Deferred costs, net	42,085	43,198
Prepaid expenses and other assets	10,139	8,279
Intangible assets, net	36,706	38,848

Total assets	$1,481,336	$1,502,460

Liabilities:
Mortgage loans	$275,095	$274,648
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	96,000	99,000
Accounts payable and other liabilities	36,003	41,296
Accrued interest	1,646	1,663
Rents received in advance	5,627	6,118
Tenant security deposits	5,917	5,666
Deferred market rent, net	1,432	1,557

Total liabilities	721,720	729,948

Noncontrolling interests in the Operating Partnership	34,707	33,221

Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	$160,000	$160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,758 and 58,704 shares issued and outstanding, respectively	59	59
Additional paid-in capital	910,047	911,533
Noncontrolling interests in consolidated partnerships	870	781
Accumulated other comprehensive loss	(3,668)	(3,836)
Dividends in excess of accumulated earnings	(342,399)	(329,246)

Total equity	724,909	739,291

Total liabilities, noncontrolling interests and equity	$1,481,336	$1,502,460

Earnings Release - Continued

Same-Property Analysis

(unaudited, dollars in thousands)

Same-Property NOI(1)	Three Months Ended March 31,
	2014	2013
Total base rent	$30,916	$30,069
Tenant reimbursements and other	8,885	7,730
Property operating expenses	(11,588)	(9,786)
Real estate taxes and insurance	(4,100)	(4,181)

Same-Property NOI - accrual basis	24,113	23,832

Straight-line revenue, net	(362)	(407)
Deferred market rental revenue, net	(17)	19

Same-Property NOI - cash basis	$23,734	$23,444

Change in same-property NOI – accrual basis	1.2%
Change in same-property NOI – cash basis	1.2%

Same-property percentage of total portfolio on a square foot basis	97.2%

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended March 31,
	2014	2013
Total revenues	$41,414	$39,158
Property operating expenses	(12,898)	(10,311)
Real estate taxes and insurance	(4,269)	(4,511)

NOI	24,247	24,336

Less: Non-same property NOI(2)	(134)	(504)

Same-Property NOI – accrual basis	24,113	23,832

Snow and ice removal costs, net of recoveries	884	310

Same-Property NOI – accrual basis (excluding snow and ice removal costs)	$24,997	$24,142

Change in same-property NOI – accrual basis (excluding snow and ice removal costs)	3.5%

Change in Same-Property NOI (accrual basis)

By Region	Three Months Ended March 31, 2014	Percentage of Base Rent
Washington, D.C.	4.4%	14%
Maryland	(8.0)%	27%
Northern Virginia	3.9%	35%
Southern Virginia	6.4%	24%

By Property Type
Business Park / Industrial	5.7%	45%
Office	(2.7)%	55%

(1)	Same-property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of March 31, 2014: 440 First Street, NW, Storey Park, West Park, Patrick Center and a building at Redland Corporate Center.
(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

	Q1-2014	Q4-2013	Q3-2013		Q2-2013		Q1-2013
Performance Metrics
FFO available to common shareholders(1)	$12,251	$12,323	$11,451		$11,141		$17,077
Core FFO(1)	$13,364	$13,950	$13,524		$15,886		$15,846
FFO available to common shareholders per diluted share	$0.20	$0.20	$0.19		$0.20		$0.32
Core FFO per diluted share	$0.22	$0.23	$0.22		$0.28		$0.30

Operating Metrics
Change in Same-Property NOI
Accrual Basis	1.2%	0.6%	3.7%		0.0%		1.4%
Cash Basis	1.2%	(1.1)%	2.3%		(0.1)%		1.3%

Assets
Total Assets	$1,481,336	$1,502,460	$1,511,283		$1,557,666		$1,718,364

Debt Balances
Unhedged Variable-Rate Debt	$141,493	$92,699	$76,699		$43,657		$249,500
Hedged Variable-Rate Debt(2)	300,000	350,000	350,000		350,000		350,000
Fixed-Rate Debt	229,602	230,949	232,275		294,389		355,387

Total	$671,095	$673,648	$658,974		$688,046		$954,887

Leasing Metrics
Net Absorption (Square Feet)(3)	27,707	74,979	19,741		69,107	(4)	177,460
Tenant Retention Rate	53%	59%	30	%(5)	79	%(4)	89%
Leased %	88.9%	88.1%	87.4%		86.5%		86.3%
Occupancy %	86.0%	85.8%	85.1%		84.0%		83.9%
Total New Leases (Square Feet)	145,000	165,000	213,000		234,000		218,000
Total Renewal Leases (Square Feet)	112,000	98,000	87,000		306,000		345,000

(1)	See page 18 for a reconciliation of our FFO available to common shareholders and Core FFO to net (loss) income attributable to common shareholders per share.
(2)	As of March 31, 2014, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.
(3)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.
(4)	Both the Net Absorption and Tenant Retention Rate exclude all properties that were sold in the second quarter of 2013.
(5)	During the third quarter of 2013, we had an expected tenant retention rate of 30%, primarily as a result of over 200,000 square feet of known move outs in the quarter.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
OPERATING REVENUES
Rental	$31,940	$31,520	$31,137	$31,087	$30,693
Tenant reimbursements and other	9,474	7,863	8,112	7,745	8,465

	41,414	39,383	39,249	38,832	39,158

PROPERTY EXPENSES
Property operating	12,898	10,675	10,431	9,432	10,311
Real estate taxes and insurance	4,269	4,079	4,062	3,975	4,511

NET OPERATING INCOME	24,247	24,629	24,756	25,425	24,336

OTHER (EXPENSES) INCOME
General and administrative	(5,196)	(5,380)	(6,346)	(4,985)	(5,267)
Acquisition costs	(68)	(429)	(173)	—	—
Interest and other income	1,759	1,573	1,696	1,574	1,530
Equity in (losses) earnings of affiliates	(227)	(101)	19	7	28

EBITDA	20,515	20,292	19,952	22,021	20,627

Depreciation and amortization	(15,104)	(15,138)	(14,343)	(14,208)	(13,987)
Interest expense	(5,812)	(6,104)	(7,726)	(9,353)	(9,958)
Loss on debt extinguishment / modification	—	(1,486)	(123)	(201)	—
Contingent consideration related to acquisition of property	—	287	—	(75)	—

Loss from continuing operations	(401)	(2,149)	(2,240)	(1,816)	(3,318)

(Loss) income from operations	(1,096)	(1,592)	107	1,759	5,281
Loss on debt extinguishment	—	—	—	(4,414)	—
Gain on sale of real estate property(1)	54	—	416	18,947	—

(Loss) income from discontinued operations	(1,042)	(1,592)	523	16,292	5,281

NET (LOSS) INCOME	(1,443)	(3,741)	(1,717)	14,476	1,963

Less: Net loss (income) attributable to noncontrolling interests	195	288	211	(466)	59

NET (LOSS) INCOME ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	(1,248)	(3,453)	(1,506)	14,010	2,022

Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,348)	$(6,553)	$(4,606)	$10,910	$(1,078)

Supplemental Financial Results Items:

The following items were included in the determination of net (loss) income:

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Termination fees	$77	$208	$61	$49	$121
Capitalized interest	833	916	836	360	344
Snow and ice removal costs (excluding reimbursements)(2)	(2,371)	(304)	(1)	(62)	(781)
Reserves for bad debt expense	(115)	(239)	(171)	(220)	(148)
Legal costs associated with informal SEC inquiry	—	—	—	(55)	(336)
Personnel separation costs	—	—	(1,777)	—	—

Discontinued Operations(3)
Revenues(4)	(243)	1,766	1,907	7,875	12,299
Operating expenses	(398)	(640)	(753)	(2,522)	(3,525)
Depreciation and amortization expense	(455)	(547)	(573)	(1,786)	(2,921)
Interest expense, net of interest income	—	—	—	(362)	(572)
Impairment of real estate assets	—	(2,171)	(474)	(1,446)	—
Loss on debt extinguishment	—	—	—	(4,414)	—
Gain on sale of real estate property(1)	54	—	416	18,947	—

	$(1,042)	$(1,592)	$523	$16,292	$5,281

(1)	For the three months ended March 31, 2014, the gain on sale of real estate property is related to the sale of Girard Business Center and Gateway Center. For the three months ended September 30, 2013, the gain on sale of real estate property includes $0.4 million related to the sale of 4200 Tech Court. For the three months ended June 30, 2013, the gain on sale of real estate property includes $18.7 million related to the sale of the industrial portfolio and $0.2 million related to the sale of 4212 Tech Court.
(2)	We recovered approximately 60% to 65% of these costs for the periods presented.
(3)	Represents the operating results of our properties that were sold or classified as held-for-sale at March 31, 2014.
(4)	As the result of the sale of Girard Business Center and Gateway Center in January 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs for the three months ended March 31, 2014.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS (“FFO”)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Net (loss) income attributable to common shareholders	$(4,348)	$(6,553)	$(4,606)	$10,910	$(1,078)

Depreciation and amortization:
Real estate assets	15,104	15,138	14,343	14,208	13,987
Discontinued operations	455	547	573	1,786	2,921
Unconsolidated joint ventures	1,289	1,323	1,332	1,317	1,352
Consolidated joint ventures	—	(13)	(46)	(53)	(51)
Impairment of real estate assets	—	2,171	474	1,446	—
Gain on sale of real estate property(1)	(54)	—	(416)	(18,947)	—
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(195)	(290)	(203)	474	(54)

FFO available to common shareholders	12,251	12,323	11,451	11,141	17,077
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100

FFO	$15,351	$15,423	$14,551	$14,241	$20,177

FFO available to common shareholders	12,251	12,323	11,451	11,141	17,077
Personnel separation costs	—	—	1,777	—	—
Loss on debt extinguishment / modification(1)	—	1,485	123	4,615	—
Deferred abatement and straight-line amortization(2)	1,045	—	—	—	(1,567)
Acquisition costs	68	429	173	—	—
Contingent consideration related to acquisition of property	—	(287)	—	75	—
Legal costs associated with informal SEC inquiry	—	—	—	55	336

Core FFO	$13,364	$13,950	$13,524	$15,886	$15,846

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
Core FFO	$13,364	$13,950	$13,524	$15,886	$15,846
Non-cash share-based compensation expense	823	716	838	891	771
Straight-line rent, net(3)	(364)	(556)	(446)	(459)	(292)
Deferred market rent, net	1	46	50	(3)	(18)
Non-real estate depreciation and amortization(4)	340	344	332	256	242
Debt fair value amortization	(129)	(132)	(58)	(76)	(8)
Amortization of finance costs	213	426	672	816	756
Tenant improvements(5)	(2,588)	(4,448)	(3,190)	(6,413)	(3,544)
Leasing commissions(5)	(1,066)	(703)	(1,690)	(1,629)	(1,352)
Capital expenditures(5)	(768)	(2,320)	(2,728)	(1,627)	(2,010)

AFFO	$9,826	$7,323	$7,304	$7,642	$10,391

Total weighted average common shares and OP units:
Basic	60,726	60,657	60,561	56,184	53,002

Diluted	60,794	60,697	60,628	56,289	53,106

FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.20	$0.20	$0.19	$0.20	$0.32

Core FFO - diluted	$0.22	$0.23	$0.22	$0.28	$0.30

AFFO per share:
AFFO - basic and diluted	$0.16	$0.12	$0.12	$0.14	$0.20

(1)	Reflects costs associated with amending our existing debt agreements or the charges related to prepaying / defeasing mortgage debt that encumbered properties that were subsequently sold.
(2)	During the first quarter of 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014. During the first quarter of 2013, we accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property on March 31, 2013 and I-66 Commerce Center was sold in the second quarter of 2013.
(3)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.
(4)	Most non-real estate depreciation is classified in general and administrative expense.
(5)	Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

First-generation costs
Tenant improvements	$1,977	$4,611	$1,420	$3,265	$2,588
Leasing commissions	923	423	1,738	536	461
Capital expenditures	2,829	2,786	1,145	2,215	2,049

Total first-generation costs	5,729	7,820	4,303	6,016	5,098

Development and redevelopment	2,268	4,332	1,850	5,692	4,813

	$7,997	$12,152	$6,153	$11,708	$9,911

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

Total Market Capitalization

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,758

Operating Partnership (“OP”) units held by third parties	2,631

Total common shares and OP units outstanding	61,389

Market price per share at March 31, 2014	$12.92

Market Value of Common Equity	$793,146	48.8%

Preferred Shares
Total Series A Preferred Shares outstanding	6,400

Market price per share at March 31, 2014	$25.35

Market Value of Preferred Equity	$162,240	10.0%

Debt
Fixed-rate debt	$229,602	14.1%
Hedged variable rate debt(1)	300,000	18.4%
Unhedged variable-rate debt	141,493	8.7%

Total debt	$671,095	41.2%

Total Market Capitalization	$1,626,481	100.0%

Selected Ratios

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
COVERAGE RATIOS

Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$20,583	$20,721	$20,125	$22,021	$20,627
Interest expense	5,812	6,104	7,726	9,353	9,958

	3.54x	3.39x	2.60x	2.35x	2.07x

EBITDA to Fixed Charges
EBITDA, excluding acquisition costs(2)	$20,583	$20,721	$20,125	$22,021	$20,627
Fixed charges(3)	10,208	10,479	12,458	14,167	14,876

	2.02x	1.98x	1.62x	1.55x	1.39x

OVERHEAD RATIO

G&A to Real Estate Revenues
General and administrative expense(4)	$5,196	$5,380	$4,569	$4,924	$4,931
Total revenues	41,414	39,383	39,249	38,832	39,158

	12.5%	13.7%	11.6%	12.7%	12.6%

LEVERAGE RATIOS

Debt/Total Market Capitalization
Total debt	$671,095	$673,648	$658,974	$688,046	$954,887
Total market capitalization	1,626,481	1,543,024	1 592,879	1,658,187	1,919,706

	41.3%	43.7%	41.4%	41.5%	49.7%

Debt/Undepreciated Book Value
Total debt	$671,095	$673,648	$658,974	$688,046	$954,887
Undepreciated book value	1,415,527	1,407,272	1,423,717	1,422,287	1,687,645

	47.4%	47.9%	46.3%	48.4%	56.6%

(1)	At March 31, 2014, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.
(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.
(3)	Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares.
(4)	Excludes personnel separation costs and legal costs associated with informal SEC inquiry. For detail of these costs, see the reconcilation of FFO available to common shareholders to Core FFO on the Quarterly Financial Measures table.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate		Balance at March 31, 2014	Annualized Debt Service		Maturity Date	Balance at Maturity

Encumbered Properties
Annapolis Business Center(1)	6.25%		$8,035	$665		6/1/2014	$8,010
Jackson National Life Loan(2)	5.19%		65,829	4,577		8/1/2015	64.230
Hanover Business Center Building D(1)	6.63%		216	161		8/1/2015	13
Chesterfield Business Center Buildings C, D, G and H(1)	6.63%		589	414		8/1/2015	34
Gateway Centre Manassas Building l(1)	5.88%		588	239		11/1/2016	—
Hillside I and II(1)	4.62%		13,248	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%		66.737	4,014		11/1/2017	62,064
Hanover Business Center Building C(1)	6.63%		617	186		12/1/2017	13
840 First Street, NE	6.01%		37,000	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%		3,812	320		11/1/2020	2,618
Chesterfield Business Center Buildings A, B, E and F(1)	6.63%		1.824	318		6/1/2021	26
Airpark Business Center(1)	6.63%		995	173		6/1/2021	14
1211 Connecticut Avenue, NW	4.47%		30,112	1,823		7/1/2022	24,668

Total Fixed-Rate Debt	5.09	%(3)	$229,602	$16,557			$205,850

Unamortized fair value adjustments			(612)

Total Principal Balance			$228,990

Variable-Rate Debt(4)

Storey Park(5)	5.80%		$22,000	$1,100		10/16/2014	$22,000
440 First Street, NW Construction Loan(6)	LIBOR + 2.50%		23,493	623		5/30/2016	23,493
Unsecured Revolving Credit Facility	LIBOR + 1.50%		96,000	1,584		10/16/2017	96,000
Unsecured Term Loan
Tranche A	LIBOR + 1.45%		100,000	1,600		10/16/2018	100,000
Tranche B	LIBOR + 1.60%		100,000	1,750		10/16/2019	100,000
Tranche C	LIBOR + 1.90%		100,000	2,050		10/16/2020	100,000

Total Unsecured Term Loan	1.80	%(3)	$300,000	$5,400			$300,000

Total Variable-Rate Debt	3.16	%(3)(7)	$441,493	$8,707			$441,493

Total Debt at March 31, 2014	3.82	%(3)(7)	$671,095	$25,264	(8)		$647,343

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.
(2)	At March 31, 2014, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center. The terms of the loan allow us to substitute collateral, as long as certain debt-service coverage and loan-to-value ratios are maintained, or to prepay a portion of the loan, with a prepayment penalty, subject to a debt service yield.
(3)	Represents the weighted average interest rate.
(4)	All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at March 31, 2014, which was 0.15%.
(5)	The loan has a contractual interest rate of LIBOR plus a spread of 2.75% (with a floor of 5.0%) and matures in October 2014, with a one-year extension at our option.
(6)	The loan matures in May 2016, with two one-year extension options at our discretion and has a borrowing capacity of up to $43.5 million. We can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan. In January 2014, we borrowed an additional $1.8 million under the Construction Loan.
(7)	At March 31, 2014, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.
(8)	During the first quarter 2014, we paid approximately $1.3 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness
Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2014	Secured Property Debt	$1,448	$30,010	$30,010	4.8%
2015	Secured Property Debt	11,487	64,277	64,277	17.9%
2016	Secured Property Debt	615	12,160	12,160	5.1%
2016	Construction Loan	—	23,493	23,493	NM
2017	Secured Property Debt	7,861	62,077	62,077	12.7%
2017	Unsecured Revolving Credit Facility	67,330	96,000	396,000	17.0%
2018	Unsecured Term Loan	67,330	100,000	396,000	17.0%
2019	Unsecured Term Loan	67,330	100,000	396,000	17.0%
2020	Unsecured Term Loan	67,330	100,000	396,000	17.0%
2020	Secured Property Debt	7,101	34,618	34,618	20.5%
2021	Secured Property Debt	729	40	40	NM
2022	Secured Property Debt	3,680	24,668	24,668	14.9%

NM = Not meaningful.

(1)	At March 31, 2014, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loan
Covenants	Quarter Ended March 31, 2014	Covenant

Consolidated Total Leverage Ratio(1)	44.5%	≤ 60%

Tangible Net Worth(1)	$900,026	≥ 601,202

Fixed Charge Coverage Ratio(1)	1.98x	≥ 1.50x

Maximum Dividend Payout Ratio	69.5%	≤ 95%

Restricted Investments:

Joint Ventures	5.9%	≤ 15%

Real Estate Assets Under Development	3.5%	≤ 15%

Undeveloped Land	1.4%	≤ 5%

Structured Finance Investments	3.9%	≤ 5%

Total Restricted Investments	8.8%	≤ 25%

Restricted Indebtedness:

Maximum Secured Debt	19.8%	≤ 40%

Unencumbered Pool Leverage(1)	44.8%	≤ 60%

Unencumbered Pool Interest Coverage Ratio(1)	5.63x	≥ 1.75x

(1)	These are the only covenants that apply to the Construction Loan, which are calculated in accordance with the amended and restated unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Income Statement Items(1)	Three Months Ended March 31, 2014

Total Portfolio In-Place Cash NOI
Total GAAP Revenue	$41,414
Straight-line and Deferred Market Rents	(373)
Management Fee Adjustment(2)	535
Property Operating Costs	(17,167)

Total Portfolio In-Place Cash NOI	$24,409

Occupancy as of March 31, 2014	86.0%

Balance Sheet Items

Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$22,664
Original Cost Basis of Assets in Current Development/Redevelopment	58,994
Construction Costs to Date for Current Development/Redevelopment	33,605

Total Development & Redevelopment Assets	$115,263

Other Assets
Investments in Affiliates	$48,818
Notes Receivable, net	63,782

Total Other Assets	$112,600

Net Liabilities at March 31, 2014
Mortgage and Senior Debt, cash principal balances	$(670,483)
Accrued interest	(1,646)
Rents received in advance	(5,627)
Tenant security deposits	(5,917)
Accounts payable and other liabilities	(36,003)
Cash, cash equivalents, escrows and reserves	18,511
Accounts and other receivables, net of allowance for doubtful accounts	14,853
Prepaid expenses and other assets	10,139

Total Net Liabilities	$(676,173)

Preferred Shares Outstanding at March 31, 2014	6,400
Par Value of Preferred Shares Outstanding at March 31, 2014	$160,000
Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended March 31, 2014	60,794

(1)	Does not include figures from discontinued operations.
(2)	Management fee adjustment is used in lieu of an administrative overhead allocation for comparative purposes.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures
	FPO Ownership	FPO Investment at March 31, 2014	Property Type	Location	Square Feet	Leased at March 31, 2014	Occupied at March 31, 2014
RiversPark I and II	25%	$2,603	Business Park	Columbia, MD	307,984	94.7%	90.9%
Aviation Business Park	50%	4,977	Office	Glen Burnie, MD	120,285	69.8%	45.9%
1750 H Street, NW	50%	16,711	Office	Washington, DC	113,235	86.1%	74.0%
Prosperity Metro Plaza	51%	24,527	Office	Fairfax, VA	326,414	93.0%	84.2%

Total / Weighted Average		$48,818			867,918	89.5%	79.9%

Outstanding Debt	FPO Ownership	Effective Interest Rate		Principal Balance at March 31, 2014(2)	Annualized Debt Service	Maturity Date		Balance at Maturity(2)
RiversPark I and II	25%	LIBOR + 2.50	%(1)	$28,000	$742	9/26/2014	(3)	$28,000
1750 H Street, NW	50%	5.17%		28,197	2,634	6/11/2014		27,975
Prosperity Metro Plaza	51%	3.86%		49,398	3,628	1/11/2015		48,140

Total / Weighted Average		3.89%		$105,595	$7,004			$104,115

Income Statement - Unconsolidated Joint Ventures
	Three Months Ended(4)
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Cash revenues(5)	$5,521	$5,623	$5,647	$5,560	$5,689
Non-cash revenues(5)	231	348	388	399	363

Total revenues	5,752	5,971	6,035	5,959	6,052
Total operating expenses	(2,226)	(2,104)	(1,879)	(1,905)	(1,865)

Net operating income	3,526	3,867	4,156	4,054	4,187
Depreciation and amortization	(2,803)	(2,870)	(2,887)	(2,854)	(2,939)
Interest expense, net of interest income	(1,011)	(1,038)	(1,063)	(1,062)	(1,060)
Other expenses	—	(13)	(28)	(28)	(14)

Net (loss) income	$(288)	$(54)	$178	$110	$174

(1)	The loan has a contractual interest rate of LIBOR plus a spread of 250 basis points. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at March 31, 2014, which was 0.15%.
(2)	Reflects the balance of the debt secured by the properties, not our portion of the debt.
(3)	During the first quarter of 2014, the loan was extended by six months to September 26, 2014.
(4)	Reflects the operating results of the property, not our economic interest in the properties.
(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent

By Region
Washington DC(4)	4	522,560	98.3%	93.9%	$16,073,115	14.0%

Maryland	44	2,274,813	88.5%	84.3%	33,524,065	29.1%

Northern VA	51	3,086,550	89.8%	85.9%	39,410,031	34.2%

Southern VA	38	2,851,465	86.4%	86.0%	26,116,551	22.7%
Richmond	19	827,830	78.0%	77.7%	5,858,084	5.1%
Norfolk	19	2,023,635	89.8%	89.4%	20,258,467	17.6%

Total / Weighted Average	137	8,735,388	88.9%	86.0%	$115,123,763	100.0%

By Strategic Category(5)
Strategic Hold	75	6,056,913	93.1%	91.1%	$88,058,426	76.5%
Value-Add(4)	4	375,984	81.8%	53.4%	5,533,123	4.8%
Non-Core	58	2,302,491	78.9%	77.9%	21,532,214	18.7%

Total / Weighted Average	137	8,735,388	88.9%	86.0%	$115,123,763	100.0%

Significant Development/ Redevelopment(6)
(dollars in thousands)
	Region	Square Feet	Leased Sq Ft	Occupied Sq Ft	Projected Investment at Stabilization(7)	Investment To Date(7)	Estimated Date In Service(8)	Expected Return on Investment

Redevelopment
440 First Street, NW	Washington DC	139,273	30,183	19,763	$66,000	$54,364	Q4-2014	8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(9)	12	867,918	89.5%	79.9%	$15,647,519

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.
(3)	Includes leased spaces that are not yet occupied.
(4)	Amounts include activity at 440 First Street, NW to the extent the space is occupied. Once the entire property is placed into service, which is estimated to occur in October 2014, the entire building will be included in our consolidated portfolio metrics.
(5)	“Strategic Category” reflects management’s categorization of the property based on our corporate strategic plans. “Strategic Hold” represents properties that are highly aligned with the corporate strategic plans. “Value-Add” represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(6)	841,145 square feet of additional land is available for development, not including Storey Park.
(7)	Total Investment includes original cost basis of property, projected base building costs, projected leasing commissions, and projected tenant improvements.
(8)	Development/redevelopment is estimated to be placed in service one year from substantial completion.
(9)	Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent

By Property Type
Office	3,318,208	38.0%	49	2,789,903	84.1%	$58,383,088	52.4%	2,995,573	90.3%	$61,620,524	53.5%
Business Park / Industrial	5,417,180	62.0%	88	4,720,005	87.1%	52,939,883	47.6%	4,767,492	88.0%	53,503,239	46.5%

Total / Weighted Average	8,735,388	100%	137	7,509,908	86.0%	$111,322,971	100.0%	7,763,065	88.9%	$115,123,763	100.0%

By Strategic Category(4)
Strategic Hold	6,056,913	69.3%	75	5,515,952	91.1%	$86,449,256	77.7%	5,639,033	93.1%	$88,058,426	76.5%
Value-Add	375,984	4.3%	4	200,888	53.4%	3,581,949	3.2%	307,681	81.8%	5,533,123	4.8%
Non-Core	2,302,491	26.4%	58	1,793,068	77.9%	21,291,766	19.1%	1,816,351	78.9%	21,532,214	18.7%

Total / Weighted Average	8,735,388	100%	137	7,509,908	86.0%	$111,322,971	100.0%	7,763,065	88.9%	$115,123,763	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)
	Washington DC	Maryland	Northern VA	Southern VA
				Richmond	Norfolk	Subtotal	Total
Office	14.0%	18.8%	19.2%	0.0%	1.5%	1.5%	53.5%
Business Park / Industrial	0.0%	10.3%	15.0%	5.1%	16.1%	21.2%	46.5%

Total / Weighted Average	14.0%	29.1%	34.2%	5.1%	17.6%	22.7%	100.0%

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.
(3)	Includes leased spaces that are not yet occupied.
(4)	“Strategic Category” reflects management’s categorization of the property based on our corporate strategic plans. “Strategic Hold” represents properties that are highly aligned with the corporate strategic plans. “Value-Add” represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)

0-2,500	162	246,652	3.2%	$3,702,426	3.2%	$15.01
2,501-10,000	336	1,774,025	22.9%	22,594,404	19.6%	12.74
10,001-20,000	109	1,478,143	19.0%	19,766,842	17.2%	13.37
20,001-40,000	54	1,434,081	18.5%	19,197,695	16.7%	13.39
40,001-100,000	24	1,449,608	18.7%	20,354,506	17.7%	14.04
100,000 +	10	1,380,556	17.8%	29,507,891	25.6%	21.37

Total / Weighted Average	695	7,763,065	100.0%	$115,123,763	100.0%	$14.83

$ 12 M
$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
Annualized Cash Basis Rent
MTM
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF

(1)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	24	757,371	$16,817,916	14.6%	4.3
2	BlueCross BlueShield	1	204,314	5,948,236	5.2%	9.4
3	CACI International	1	214,214	5,284,315	4.6%	2.8
4	BAE Systems Technology Solutions & Services	3	167,881	3,386,391	2.9%	6.0
5	ICF Consulting Group Inc.	1	127,946	3,207,606	2.8%	10.3
6	Sentara Healthcare	6	276,974	2,499,385	2.2%	6.6
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.8%	2.9
8	Latisys-Ashburn, LLC	2	123,097	1,806,115	1.6%	8.0
9	State of Maryland - AOC	14	101,113	1,746,520	1.5%	5.8
10	Vocus, Inc.	1	93,000	1,633,604	1.4%	9.0
11	Montgomery County, Maryland	2	57,825	1,387,613	1.2%	7.7
12	Siemens Corporation	3	100,745	1,352,642	1.2%	2.4
13	First Data Corporation	1	117,336	1,331,764	1.2%	5.7
14	Affiliated Computer Services, Inc	1	107,422	1,318,068	1.1%	2.8
15	Lyttle Corp	1	54,530	1,112,957	1.0%	8.8
16	International Resources Group	4	35,171	990,652	0.9%	0.1
17	Verizon	5	70,627	976,817	0.8%	5.0
18	Harris Corporation	3	47,358	976,272	0.8%	1.0
19	GG Ashburn, LLC (Gold’s Gym)	1	54,560	957,528	0.8%	13.0
20	American Public University System, Inc.	3	63,455	904,825	0.8%	1.0
21	DRS Defense Solutions, LLC	2	45,675	878,541	0.8%	2.6
22	Harris Connect	1	64,486	862,176	0.7%	2.5
23	McLean Bible Church	1	53,559	816,775	0.7%	10.3
24	Telogy Networks, Inc.	1	52,145	779,568	0.7%	4.2
25	ServiceSource, Inc.	3	64,683	724,953	0.6%	0.8

	Subtotal Top 25 Tenants	87	3,227,483	$59,808,189	52.0%	5.5
	All Remaining Tenants	608	4,535,582	55,315,574	48.0%	4.6

	Total / Weighted Average	695	7,763,065	$115,123,763	100.0%	5.1

Tenant Diversification by Industry

(1)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)

MTM	3	8,508	0.1%	$42,383	$4.98	1,165	$12.80	7,343	$3.74
2014	82	553,376	7.1%	7,202,364	13.02	197,881	17.50	355,495	10.52
2015	107	628,090	8.1%	8,403,599	13.38	202,205	16.93	425,885	11.70
2016	102	741,668	9.6%	12,789,053	17.24	250,567	28.53	491,101	11.48
2017	94	1,168,295	15.0%	17,731,909	15.18	393,051	22.05	775,244	11.69
2018	80	1,010,097	13.0%	12,981,896	12.85	337,974	18.27	672,123	10.13
2019	85	945,855	12.2%	12,423,971	13.14	229,449	17.66	716,406	11.69
2020	48	878,228	11.3%	12,420,039	14.14	427,400	19.10	450,828	9.45
2021	24	306,695	4.0%	3,956,222	12.90	46,408	16.57	260,287	12.25
2022	21	244,694	3.2%	3,499,144	14.30	91,873	23.65	152,821	8.68
2023	14	553,935	7.1%	11,335,098	20.46	287,612	26.54	266,323	13.90
Thereafter	35	723,624	9.3%	12,338,085	17.05	529,988	18.76	193,636	12.38

Total / Weighted Average	695	7,763,065	100.0%	$115,123,763	$14.83	2,995,573	$20.57	4,767,492	$11.22

(1)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)

MTM	3	8,508	0.1%	$42,383	$4.98
2014 - Q2	26	176,425	2.3%	2,860,215	16.21
2014 - Q3	28	183,635	2.4%	2,435,447	13.26
2014 - Q4	28	193,316	2.5%	1,906,702	9.86
2015 - Q1	37	206,570	2.7%	2,433,704	11.78

Total / Weighted Average	122	768,454	9.9%	$9,678,451	$12.59

(1)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Leasing Analysis and Retention Summary (unaudited)

Lease Summary(1)

All Comparable and Non-comparable Leases

	Three Months Ended March 31, 2014
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft(2)	Average Capital Cost per Sq. Ft. per Year(2)
New Leases	144.554	18	$18.80	$17.60	9.0	$60.37	$6.73
First Generation New Leases	95,159	5	18.93	16.24	9.6	60.08	6.23
Second Generation New Leases	49,395	13	18.55	20.23	7.7	60.93	7.93
Renewal Leases	112,179	18	12.76	1322	4.7	7.79	1.65

Total / Weighted Average	256,733	36	$16.16	$15.69	7.1	$37.39	$5.25

Lease Comparison(1)

Comparable Leases Only(3)

	Three Months Ended March 31, 2014
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Percentage Change	Base Rent	Previous Base Rent	Percentage Change	Average Lease Term
New Leases	39,053	9	$21.13	$20.40	3.6%	$23.18	$20.40	13.7%	8.5
Renewal Leases	112,179	18	12.76	14.03	(9.0)%	13.22	12.77	3.5%	4.7

Total / Weighted Average	151,232	27	$14.92	$15.67	(4.8)%	$15.79	$14.74	7.1%	5.7

Retention Summary

All Comparable and Non-comparable Leases

	Three Months Ended March 31, 2014(1)
	Square Footage Expiring(4)	Square Footage Renewed	Retention Rate
Total Portfolio	211,844	112,179	53%
Washington DC	5,259	3,588	68%
Maryland	61,431	14,711	24%
Northern Virginia	48,480	12,837	26%
Southern Virginia	96,674	81,043	84%

(1)	Excludes leasing activity at properties that have been sold, or were under contract to be sold as of March 31, 2014.
(2)	The average capital cost does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.
(3)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.
(4)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)
Washington DC
440 First Street, NW(4)	1	Capitol Hill	Value-Add	19,763	$573,127	100.0%	100.0%	$29.00
500 First Street, NW	1	Capitol Hill	Strategic Hold	129,035	5,179,966	100.0%	100.0%	40.14
840 First Street, NE	1	NoMA(5)	Strategic Hold	248,536	6,694,976	97.7%	88.8%	27.57
1211 Connecticut Avenue, NW	1	CBD(5)	Strategic Hold	125,226	3,625,047	97.5%	96.9%	29.68

Total / Weighted Average	4			522,560	$16,073,115	98.3%	93.9%	$31.28

Maryland
Annapolis Business Center	2	Annapolis	Strategic Hold	102,374	$1,746,520	98.8%	98.8%	$17.27
Cloverleaf Center	4	Germantown	Strategic Hold	173,766	2,041,015	73.0%	62.9%	16.08
Hillside I and II(6)	2	Columbia	Strategic Hold	63,709	922,714	95.5%	95.5%	15.16
Metro Park North	4	Rockville	Strategic Hold	191,211	2,733,180	87.3%	70.8%	16.38
Patrick Center(7)	1	Frederick	Non-Core	66,269	1,057,920	77.1%	77.1%	20.71
Redland Corporate Center	3	Rockville	Strategic Hold	483,162	11,201,127	100.0%	100.0%	23.18
TenThreeTwenty	1	Columbia	Value-Add	136,847	1,696,244	80.0%	71.8%	15.50
West Park(7)	1	Frederick	Non-Core	28,333	280,962	85.1%	85.1%	11.65

Total / Weighted Average	18			1,245,671	$21,679,682	90.2%	85.3%	$19.29

Northern Virginia
Atlantic Corporate Park	2	Sterling	Value-Add	219,374	$3,263,752	81.3%	37.8%	$18.29
Cedar Hill	2	Tyson’s Corner	Strategic Hold	102,632	2,196,617	100.0%	100.0%	21.40
Enterprise Center	4	Chantilly	Non-Core	187,988	2,924,295	85.3%	84.7%	18.24
Herndon Corporate Center	4	Herndon	Non-Core	128,084	1,588,172	86.4%	86.4%	14.35
One Fair Oaks	1	Fairfax	Strategic Hold	214,214	5,284,315	100.0%	100.0%	24.67
Reston Business Campus	4	Reston	Non-Core	82,372	796,459	64.6%	53.7%	14.96
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,100,739	94.6%	92.1%	18.14
Van Buren Office Park	5	Herndon	Non-Core	107,409	975,835	75.7%	75.7%	12.00
Windsor at Battlefield	2	Manassas	Non-Core	155,511	2,022,570	92.0%	85.5%	14.14

Total / Weighted Average	25			1,378,403	$22,152,753	88.1%	79.4%	$18.23

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,574	$1,714,974	83.5%	82.3%	$11.98

Total / Weighted Average	49			3,318,208	$61,620,524	90.3%	84.1%	$20.57

Strategic Category(2)
Strategic Hold	24			2,186,258	$46,441,189	94.4%	90.8%	$22.50
Value-Add	4			375,984	5,533,123	81.8%	53.4%	17.98
Non-Core	21			755,966	9,646,212	82.5%	79.8%	15.46

Total / Weighted Average	49			3,318,208	$61,620,524	90.3%	84.1%	$20.57

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC(5)		113,235	$3,398,751	86.1%	74.0%	$34.85
Aviation Business Park	3	Glen Burnie - MD		120,285	1,231,614	69.8%	45.9%	14.66
Prosperity Metro Plaza	2	Merrifield - NOVA		326,414	6,874,388	93.0%	84.2%	22.65

Total / Weighted Average	6			559,934	$11,504,753	86.6%	73.9%	$23.72

(1)	Does not include space undergoing substantial development or redevelopment.
(2)	“Strategic Category” reflects management’s categorization of the property based on our corporate strategic plans. “Strategic Hold” represents properties that are highly aligned with the corporate strategic plans. “Value-Add” represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(3)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.
(4)	Amounts include activity at 440 First Street, NW to the extent the space is occupied. Once the entire property is placed into service, which is estimated to occur in October 2014, the entire building wil be included in our consolidated portfolio metrics.
(5)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.
(6)	Excludes 21,922 square feet of space that was placed into redevelopment during the first quarter of 2014.
(7)	Properties were held for sale as of March 31, 2014, and were subsequently sold in April 2014.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)
Maryland
Ammendale Business Park(4)	7	Beltsville	Strategic Hold	312,846	$4,107,796	100.0%	100.0%	$13.13
Gateway 270 West	6	Clarksburg	Strategic Hold	255,865	2,964,574	83.4%	70.9%	13.90
Owings Mills Business Park(5)	4	Owings Mills	Non-Core	180,475	1,298,713	58.6%	58.6%	12.27
Rumsey Center	4	Columbia	Strategic Hold	134,689	1,261,247	83.4%	80.9%	11.22
Snowden Center	5	Columbia	Strategic Hold	145,267	2,212,054	100.0%	100.0%	15.23

Total / Weighted Average	26			1,029,142	$11,844,383	86.4%	83.0%	$13.31

Northern Virginia
Corporate Campus at Ashburn Center	3	Ashburn	Strategic Hold	194,184	$3,079,871	100.0%	100.0%	$15.86
Gateway Centre Manassas	3	Manassas	Non-Core	102,332	702,194	67.0%	67.0%	10.24
Linden Business Center	3	Manassas	Non-Core	109,787	1,052,509	97.4%	97.4%	9.84
Newington Business Park Center(6)	7	Lorton	Non-Core	254,728	2,245,200	80.3%	80.3%	10.98
Plaza 500(6)	2	Alexandria	Strategic Hold	500,938	5,122,360	96.6%	96.6%	10.59
Prosperity Business Center	1	Merrifield	Non-Core	71,373	729,303	84.9%	84.9%	12.03
Sterling Park Business Center(7)	7	Sterling	Strategic Hold	474,805	4,325,842	92.6%	92.0%	9.84

Total / Weighted Average	26			1,708,147	$17,257,278	91.2%	91.1%	$11.07

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$811,368	100.0%	100.0%	$8.39
Chesterfield Business Center(8)	11	Richmond	Non-Core	320,131	1,705,266	75.7%	75.7%	7.04
Crossways Commerce Center(9)	9	Chesapeake	Strategic Hold	1,082,750	11,432,447	95.9%	95.9%	11.01
Greenbrier Business Park(10)	4	Chesapeake	Strategic Hold	410,604	3,818,140	73.8%	72.2%	12.59
Hanover Business Center	4	Ashland	Non-Core	184,032	763,452	64.1%	62.4%	6.48
Norfolk Commerce Park(11)	3	Norfolk	Strategic Hold	261,987	2,481,538	89.7%	89.7%	10.56
Park Central	3	Richmond	Non-Core	204,696	2,060,749	90.1%	90.1%	11.17
Virginia Technology Center	1	Glen Allen	Non-Core	118,971	1,328,617	85.3%	85.3%	13.10

Total / Weighted Average	36			2,679,891	$24,401,577	86.6%	86.2%	$10.52

Total / Weighted Average	88			5,417,180	$53,503,239	88.0%	87.1%	$11.22

Strategic Category(2)
Strategic Hold	51			3,870,655	$41,617,236	92.4%	91.2%	$11.64
Value-Add	0			—	—	NA	NA	NA
Non-Core	37			1,546,525	11,886,003	77.1%	76.9%	9.97

Total / Weighted Average	88			5,417,180	$53,503,239	88.0%	87.1%	$11.22

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$4,142,766	94.7%	90.9%	$14.20

(1)	Does not include space in development or redevelopment.
(2)	“Strategic Category” reflects management’s categorization of the property based on our corporate strategic plans. “Strategic Hold” represents properties that are highly aligned with the corporate strategic plans. “Value-Add” represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. “Non-Core” represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(3)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.
(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.
(5)	Owings Mills Business Park consists of Owings Mills Business Center and Owings Mills Commerce Center.
(6)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.
(7)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.
(8)	Chesterfield Business Center consists of Airpark Business Center, Chesterfield Business Center and Pine Glen.
(9)	Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.
(10)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
(11)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance

We believe NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI

Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust (“REITs”) may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate its operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

SAME-PROPERTY NOI

We define same-property NOI as NOI for our properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, our same-property NOI may not be comparable to other REITs.

EBITDA

Management believes that EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

FFO

Management believes that FFO is a useful measure of our operating performance. We compute FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate assets. We also exclude, from our FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

CORE FFO

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.

AFFO

Management believes that AFFO is a useful measure of our liquidity. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.

First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.